Consent of Independent Auditors








The Board of Directors and Shareholders
Princor Tax-Exempt Bond Fund, Inc.


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights"  and  "Additional   Information  -  Financial   Statements"  in  the
Prospectus in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated November 26, 1997 on the financial statements and financial highlights of Princor Tax-Exempt Bond Fund, Inc. in this Post Effective Amendment No. 23 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 33-01189) and Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4449) of Princor Tax-Exempt Bond Fund, Inc.

/s/ Ernst & Young LLP

Des Moines, Iowa
December 22, 1997